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                                                                    Exhibit 23.2

                       Consent of Independent Accountants


        We consent to the incorporation by reference in the registration statement of Sunstone Hotel Investors, Inc. ("Sunstone") on Form S-3 of our report dated February 28, 1997, on our audits of the consolidated financial statements of Sunstone as of December 31, 1996 and for the year ended December 31, 1996, and the period August 16, 1995 to December 31, 1995, and the combined financial statements of Sunstone Hotels (Predecessor) for the period January 1, 1995 to August 15, 1995, and of our report dated February 28, 1997, on our audits of the financial statements of Sunstone Hotel Properties, Inc. as of December 31, 1996, and for the year ended December 31, 1996, and the period August 16, 1995 to December 31, 1995, included in Sunstone's 1997 Annual Report on Form 10-K. We also consent to the reference of our firm under the caption "Experts."


                                               /s/PricewaterhouseCoopers LLP


San Francisco, California
September 29, 1998





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